EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Salix Pharmaceuticals, Ltd. (the “Company”) for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Adam C. Derbyshire, Senior Vice President, Finance and Administration and Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President, Finance & Administration, and Chief Financial Officer

March 9, 2010